UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 12, 2004 (January 8, 2004)

MYOGEN, INC.

(Exact name of registrant as specified in its charter)

000-50438
(Commission File Number)

Delaware	84-1348020
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7575 West 103rd Avenue, Suite 102
Westminster, CO 80021
(Address of principal executive offices and Zip Code)

(303) 410-6666
Registrant’s telephone number, including area code

Item 5. Other Events.

On January 8, 2004, Myogen, Inc. announced that it has begun patient enrollment in the pivotal phase III clinical trials of ambrisentan for the treatment of pulmonary arterial hypertension. The press release announcing the beginning of patient enrollment in the clinical trials is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

     (c) Exhibits

99.1	Press Release, dated January 8, 2004, entitled “Myogen Initiates Phase III Trials of Ambrisentan.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated January 12, 2004

MYOGEN, INC

By:	/s/ J. William Freytag

J. William Freytag
Its:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 8, 2004, entitled “Myogen Initiates Phase III Trials of Ambrisentan.”